Black Warrior Wireline Corp. P.O. Drawer 9188 Columbus, MS 39705-9188

July 20, 2004

To the Holders of Black Warrior Wireline Corp. 1999 Series Convertible Notes

Ladies and Gentlemen:

In accordance with the terms of our Consent Solicitation Statement dated June 25, 2004, notice is herewith given that the Consent Date has been extended and will expire at 5:00 p.m. Central Time on Friday, July 30, 2004, unless further extended in accordance with the notice procedures set forth in the Consent Solicitation Statement.

If you have not alread done so, Black Warrior earnestly solicits your prompt return of the Consent not later than July 30, 2004. For your convenience, if needed, an additional copy of the form of Consent is enclosed. A pre-addressed and pre-stamped envelope is enclosed for your convenience.

BLACK WARRIOR WIRELINE CORP.

Enclosures:	Consent to Sale, Release of Lien and Waiver of Defaults Return Envelope